Exhibit 21

Parkway Properties and Affiliates

Name	State	Name	State	Name	State	Name	State
7000 Central Park Amenitities LLC	Delaware	PKY 1300 Riverplace, LLC	Delaware	PKY Fund II Smyrna I, LLC	Delaware	PKY-Land Investment Company, LLC	Delaware
7000 Central Park JV LLC	Delaware	PKY 222 Lakeview, LLC	Delaware	PKY Fund II Tampa I, LLC	Delaware	PKY-One Congress Plaza Mezzanine LLC	Delaware
7000 Central Park Note LLC	Delaware	PKY 222 S. Mill, LLC	Delaware	PKY Fund II Tampa II, LLC	Delaware	PKY-One Congress Plaza, LLC	Delaware
7000 Central Park Propco LLC	Delaware	PKY 400 North Belt, LLC	Delaware	PKY Fund II Tampa III, LLC	Delaware	PKY-Preferred Equity, LLC	Delaware
EOLA Capital LLC	Florida	PKY 3060 Peachtree, LLC	Delaware	PKY International Plaza I, LLC	Delaware	PKY-San Felipe Plaza GP, LLC	Delaware
EOLA Capital Asset MGT LLC	Delaware	PKY 3060 Peachtree Sub, LLC	Delaware	PKY International Plaza II, LLC	Delaware	PKY-San Felipe Plaza, LP	Delaware
EOLA Capital Investors LLC	Delaware	PKY 3200 SW Freeway, LLC	Delaware	PKY International Plaza III, LLC	Delaware	PKY-San Jacinto Center Mezzanine LLC	Delaware
EOLA Capital NC LLC	North Carolina	PKY 601 N. Tryon, LLC	Delaware	PKY International Plaza V Land LLC	Delaware	PKY-San Jacinto Center, LLC	Delaware
EOLA Office Partners, LLC	Florida	PKY 40867 Lake Forest, LLC	Delaware	PKY Lincoln Place LLC	Delaware	PPOF II, LLC	Delaware
EOLA TRS LLC	Delaware	PKY 7000 Central Park Way, LLC	Delaware	PKY Lincoln Place Holdings LLC	Delaware	TPG/P&A 2101 Market, LLC	Pennsylvania
FDG Deerwood North, LLC	Delaware	PKY Austin, LLC	Delaware	PKY Masters Austin LLC	Delaware	TPG/P&A 2101 Market, LP	Pennsylvania
FDG Deerwood South, LLC	Delaware	PKY Brickell, LLC	Delaware	PKY Masters GP, LLC	Delaware	TPG-New FP GP, LLC	Delaware
New TPG-Four Points, LP	Texas	PKY Carlton, LLC	Delaware	PKY Masters Properties Group, LP	Maryland	TPG-New FP LP, LLC	Delaware
Offices at Two Liberty Place, L.P.	Delaware	PKY CYP4 LLC	Delaware	PKY Masters TRS Austin Amenities, LLC	Delaware	Two Liberty Place, L.P.	Delaware
Overlook II Amenities, LLC	Delaware	PKY Deerwood, LLC	Delaware	PKY Masters TRS Equity Holding, LLC	Delaware	PKY 4925 Independence LLC	Delaware
Parkway 214 N. Tryon, LLC	Delaware	PKY Finance AZ, LLC	Delaware	PKY Masters TRS Services LLC	Delaware	PKY Masters SPE Corp	Pennsylvania
Parkway 525 N. Tryon, LLC	Delaware	PKY Forum Note, LLC	Delaware	PKY Millenia, LLC	Delaware	PKY Austin Partner, LLC	Delaware
Parkway 550 South Caldwell, LLC	Delaware	PKY Forum, LLC	Delaware	PKY OOC GP, LLC	Delaware	PKY 4141 North Scottsdale LLC	Delaware
Parkway Hancock Texas Manager, LLC	Delaware	PKY Fund II Atlanta Club, LLC	Delaware	PKY OOC I LP, LLC	Delaware
Parkway Hancock Texas, LLC	Delaware	PKY Fund II Atlanta II, LLC	Delaware	PKY OOC II LP, LLC	Delaware
Parkway JHLIC LP	Delaware	PKY Fund II Buckhead, LLC	Delaware	PKY OOC LLC	Delaware
Parkway Lamar, LLC	Mississippi	PKY Fund II Charlotte I, LLC	Delaware	PKY Peachtree TRS Equity Holdings, LLC	Delaware
Parkway One Capital City Plaza, LLC	Delaware	PKY Fund II Jacksonville I, LLC	Delaware	PKY Santo, LLC	Delaware
Parkway One Capital LLC	Delaware	PKY Fund II Orlando I, LLC	Delaware	PKY Squaw Peak, LLC	Delaware
Parkway One Capital Manager, Inc.	Delaware	PKY Fund II Philadelphia GP, LLC	Delaware	PKY SUSP, LLC	Delaware
Parkway Orlando Manager, Inc.	Delaware	PKY Fund II Philadelphia I, LP	Delaware	PKY W. Rio Salado, LLC	Delaware

Name	State	Name	State	Name	State	Name	State
Parkway Orlando, LLC.	Delaware	PKY Fund II Philadelphia II GP, LLC	Delaware	PKY Woodbranch, LLC	Delaware
Parkway Properties General Partners, Inc.	Delaware	PKY Fund II Philadelphia II, LP	Delaware	PKY/CalSTRS, LLC	Delaware
Parkway Properties LP	Delaware	PKY Fund II Philadelphia III, LLC	Delaware	PKY-2101 CityWest 1&2, LP	Delaware
Parkway Properties Office Fund II, L.P.	Delaware	PKY Fund II Philadelphia IV, LLC	Delaware	PKY-2101 CityWest 1&2 GP, LLC	Delaware
Parkway Properties One Park Ten L.P.	Delaware	PKY Fund II Phoenix I, LLC	Delaware	PKY-2101 CityWest 3&4 GP, LLC	Delaware
Parkway Properties, Inc.	Maryland	PKY Fund II Phoenix II, LLC	Delaware	PKY-2101 CityWest 3&4, LP	Delaware
Parkway Realty Services, LLC	Delaware	PKY Fund II Phoenix III, LLC	Delaware	PKY-Austin Portfolio Holdings, LLC	Delaware
Parkway Tower Place 200, LLC	Delaware	PKY Fund II Phoenix IV, LLC	Delaware	PKY-CityWest Land GP, LLC	Delaware
Parkway Westshore, LLC	Delaware	PKY Fund II Phoenix V, LLC	Delaware	PKY-CityWest Land, LP	Delaware
PKY 1250 Sam Houston, LLC	Delaware	PKY Fund II Phoenix VI, LLC	Delaware	PKY-Land Investment Company IV, LP	Pennsylvania

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